EXHIBIT 99.1

LIMITED DURABLE POWER OF ATTORNEY

          The undersigned does hereby appoint SCOTT E. PETERSEN, HAROLD C. SCHMIDT and M. GAYLE ROBINSON, or any one or more of them, his true and lawful attorneys and agents to execute and file any and all instruments that such attorneys and agents, or any of them, may consider necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or other capacity) to comply with the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any requirements of the Securities and Exchange Commission with respect to the 1933 Act or the 1934 Act, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of Steelcase Inc. that the undersigned (in his individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Rule 144 issued under the 1933 Act or pursuant to Sections 13 or 16 of the 1934 Act including, without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or other capacity, to any report, application or statement on Form ID, Form 144, Forms 3, 4, or 5, Schedules 13D or 13G, or to any amendments or successor forms thereto, or any form or forms adopted by the Securities Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue of this Limited Power of Attorney.

          The undersigned agrees that the attorneys-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto.

          This authorization shall remain in effect until the undersigned executes a written revocation and delivers a copy of the written revocation to one or more of the attorneys-in-fact.

Date: February 12, 2004	/s/ William W. Idema
William W. Idema (Print Name/Title)